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                                  EXHIBIT 99.2

                       REGISTRANT'S LETTER TO SHAREHOLDERS



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                            [REGISTRANT'S LETTERHEAD]




January 4, 2000




To our Shareholders:

As you will note on the reverse side of this correspondence, our company stock was listed on the American Stock Exchange (AMEX) under the symbol PPA as of December 30, 1999. We are extremely excited about this accomplishment and the flexibility it provides to you, our shareholders. Now, you can buy or sell shares through any registered broker, margin your existing shares and follow the share price through the internet at AMEX.COM (symbol PPA).

We are proud to be associated with AMEX and look forward to enjoying all its benefits with you.

Sincerely,


/s/ Clark S. Frame                                   /s/ John C. Soffronoff
Clark S. Frame                                       John C. Soffronoff
Chairman of the Board                                President & CEO